UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

Triad Guaranty Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road

Winston-Salem, North Carolina 27104

(Address of principal executive offices) (zip code)

(336)  723-1282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Changes to Executive Compensation Program

On February 27, 2008, the Board of Directors (the “Board”) of Triad Guaranty Inc. (the “Company”), upon the recommendation of the Compensation Committee (the “Committee”), approved certain new components of the Company’s executive compensation program for 2008. These components are designed to retain and motivate executive-level employees, including certain of the Company’s named executive officers. In connection with the Committee’s submission of the new compensation components outlined below to the Board for its approval and based on the performance of the Company during 2007, the Committee previously determined (i) to maintain 2008 annual base salaries for all executive officers at 2007 levels and (ii) not to award equity or cash bonuses to any executive officers with respect to 2007.

The material terms of the new components, which are effective immediately for the Company’s named executive officers identified herein, are described below.

2008 Restricted Stock Awards: Pursuant to the Company’s 2006 Long-Term Stock Incentive Plan (the “Plan”), the Board approved grants of restricted stock to certain of the Company’s executive officers, including certain named executive officers, on February 27, 2008 that were valued at $6.13 per share, based upon the closing price of the Company’s common stock as quoted on the NASDAQ Global Select Market on February 27, 2008. Each grant of restricted stock generally will vest in full three years from the date of grant and is subject to the terms and conditions of the Plan and the individual restricted stock award special agreement (the “2008 Agreement”), a form of which is attached to this Current Report on Form 8-K as Exhibit 10.48 and is incorporated herein by reference.

The following named executive officers were granted restricted stock awards pursuant to the Plan and the 2008 Agreement:

Name and Position	Shares of Restricted Stock
Mark K. Tonnesen President and Chief Executive Officer	40,500
Kenneth W. Jones Senior Vice President and Chief Financial Officer	20,000
Stephen J. Haferman Senior Vice President, Risk Management and Information Technology	13,500

2008 Executive Retention Program: In order to address the importance of retaining key executives in the Company’s current difficult market conditions, and in lieu of its historical practice of establishing performance-based incentive compensation awards, the Board approved the 2008 Executive Retention Program (the “Retention Program”). Pursuant to the Retention Program, certain members of senior management, including certain named executive officers, will be eligible to receive up to two cash retention awards if such employees continue to be employed by the Company on two specified dates. The first cash retention award (the “Part I Award”) generally will be paid on July 15, 2008 if the eligible employee was an employee of the Company on June 30, 2008. The second cash retention award (the “Part II Award”) generally will be paid in January 2009 if the eligible employee was an employee of the Company through December 31, 2008.

If the eligible employee is separated from the Company for any reason other than cause on or before December 31, 2008, he or she will receive the entire Part I Award and the entire Part II Award in the first Company pay period following separation. If the eligible employee is terminated in conjunction with an offer of employment by a successor company to the Company for substantially the same position with substantially the same total compensation, such termination will not constitute a separation that would trigger the payment of the Part I Award or the Part II Award. Further, if the eligible employee voluntarily resigns from the Company or is terminated by the Company for cause during 2008, he or she will forfeit any unpaid portion of the Part I Award or the Part II Award.

The following named executive officers are eligible to receive the Part I Award and the Part II Award in the following amounts:

Name and Position	2008 Eligible Retention Bonus
Kenneth W. Jones Senior Vice President and Chief Financial Officer	Part I	$70,000
	Part II	$130,000
Stephen J. Haferman Senior Vice President, Risk Management and Information Technology	Part I	$35,000
	Part II	$65,000

2008 Executive Severance Program: In order to address the pending expiration of employment agreements with certain executive officers and the absence of a comprehensive severance pay program at the Company, the Board approved the 2008 Executive Severance Program (the “Severance Program”). The Severance Program provides for the payment by the Company of severance benefits to certain eligible full-time employees, including certain named executive officers, who are not otherwise subject to an employment agreement with the Company that provides for severance benefits and whose employment with the Company is terminated by the Company without cause, including a reduction in work force, restructuring, or mandatory relocation of more than 50 miles at any time on or before December 31, 2008. If an eligible employee is involuntarily separated from the Company on or before December 31, 2008, pursuant to the Severance Program he or she will receive (i) aggregate cash payments equal to the sum of 1/12 of his or her annual base salary plus 1/12 of the aggregate value of his or her targeted cash bonus, multiplied by a specified number of months based on years of service to the Company; (ii) subsidized COBRA payments for certain specified periods; and (iii) access to an executive outplacement program for 12 months. Payment of the severance benefits to an eligible employee will be contingent upon the Company’s receipt of a signed and unrescinded non-compete agreement and general release of all claims against the Company.

If an eligible employee voluntarily resigns from the Company or is terminated by the Company for cause during 2008, he or she will not be entitled to severance benefits pursuant to the Severance Program.

In the event that (i) a change in control of the Company as defined in the Severance Program occurs during 2008, and (ii) the eligible employee is terminated from the Company in connection with such a change in control, the severance benefits described above will be due to the eligible employee; provided, that if the eligible employee is terminated in conjunction with receipt of an offer of employment by a successor company to the Company for substantially the same position with substantially the same total compensation, such termination will not constitute a separation that would trigger the payment of severance benefits pursuant to the Severance Program.

The Board expects to evaluate the Severance Program during 2008 to determine whether the Severance Program, or a successor program, should be continued during 2009.

The following named executive officers are eligible to receive the following aggregate cash severance benefits pursuant to the Severance Program:

Name and Position	Aggregate Severance Benefits(1)
Kenneth W. Jones Senior Vice President and Chief Financial Officer	$516,875
Stephen J. Haferman Senior Vice President, Risk Management and Information Technology	$423,267

(1) Each of Messrs. Jones and Haferman also will receive COBRA benefits for 13 months following an involuntary separation from the Company on or before December 31, 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.48	Form of 2008 Executive/Key Employee Restricted Stock Award Agreement pursuant to the 2006 Long-Term Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth W. Jones
March 4, 2008	Kenneth W. Jones
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.48	Form of 2008 Executive/Key Employee Restricted Stock Award Agreement pursuant to the 2006 Long-Term Stock Incentive Plan